Exhibit 24.3

AMERIVEST PROPERTIES INC.

POWER OF ATTORNEY

I, the undersigned Director of AmeriVest Properties Inc. (the “Company”) hereby appoint each of Charles K. Knight and Sheri Henry, Attorneys-in-Fact, each individually with full power of substitution, and each individually with the full power to sign for me and in my name in the following capacities: any and all filings made with the Securities and Exchange Commission relating to the termination of the Company’s Registration Statements, including but not limited to Post-Effective Amendments to said Registration Statements; and generally to do all such things in my name and behalf in connection therewith as said Attorneys-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 15th day of November 2006.

/s/ Jerry J. Tepper
Jerry J. Tepper
Director